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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                  FORM 8-K/A




                                CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               September 2, 1996
                               -----------------
                       (Date of earliest event reported)


                              UNIDYNE CORPORATION
                      (Exact name of small business issuer
                          as specified in its charter)


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
DELAWARE                               0-10372                          23-2154902
(State or other jurisdiction           (Commission File No.)            (IRS Employer Identification No.)
of incorporation or organization)
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            118 PICKERING WAY, SUITE 104, EXTON, PENNSYLVANIA 19341
                    (Address of principal executive offices)


                                 (610) 363-8237
                          (Issuer's telephone number)


   BLUE JAY ENTERPRISES, INC., 11835 WEST OLYMPIC BOULEVARD, EAST TOWER, LOS
                              ANGELES, CA  90064
         (Former name or former address, if changed since last report)
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ITEM 4.          CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.



        On September 2, 1996, Registrant, acting upon the authorization of its Board of Directors, selected Arthur Andersen L.L.P. as its principal independent accountant to replace Jones, Jensen & Co. which was dismissed. Except as described below, the reports of Registrant's prior principal accountant for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, or modification as to uncertainty, audit scope, or accounting principles. The reports related to periods before Registrant acquired its current business operations and to periods in which Registrant was a development stage company. Accordingly, the reports noted that Registrant was a development stage company which had no significant operating results to the date of such reports and stated that unless Registrant was able to obtain significant outside financing, there existed substantial doubt of its ability to continue as a going concern.



        During Registrant's two most recent fiscal years and any subsequent interim period through the date of dismissal, there were no disagreements with Registrant's former principal accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.



ITEM 5.          OTHER EVENTS.



        Effective September 3, 1996, Registrant amended its Certificate of Incorporation and Bylaws. Among other things, the Amended and Restated Certificate of Incorporation changed the name of Registrant to UNIDYNE Corporation. Copies of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively.


ITEM 7.          EXHIBITS.


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EXHIBIT NO.
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
   3.1                 Amended and Restated Certificate of Incorporation of Blue Jay
                       Enterprises, Inc.*

   3.2                 Amended and Restated Bylaws of Unidyne Corporation.*

  16.1                 Letter of Jones, Jensen & Co.**

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*   Filed previously.
**  Filed herewith.




                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: September 13, 1996       /s/ C. Eugene Hutcheson
                               ------------------------
                               C. Eugene Hutcheson
                               Chairman, Chief Executive Officer and President






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